Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2017

FINANCIAL AND OPERATIONAL RESULTS

•	Delivered second-quarter production of 460,000 barrels of oil equivalent (Boe) per day and adjusted production of 388,000 Boe per day, which excludes Egypt noncontrolling interest and tax barrels;

•	Announced the strategic exit from Canada, which streamlines the portfolio, increases leverage to the Permian and positively impacts financial metrics; revised 2017 guidance accordingly;

•	Completed first appraisal wells in the oil window of the Wolfcamp formation at Alpine High, providing further confirmation of an oil play and supporting hundreds of additional drilling locations; and

•	Demonstrated strong cost discipline despite inflationary pressures; capital and lease operating expenses (LOE) tracking at or below guidance for the full year.

HOUSTON, Aug. 3, 2017 – Apache Corporation (NYSE: APA) (Nasdaq: APA) today announced its financial and operational results for the second quarter of 2017.

Apache reported earnings of $572 million or $1.50 per diluted common share for the second quarter of 2017. These results include a number of items outside of core earnings that are typically excluded by the investment community in their published earnings estimates. When adjusted for these and certain additional items that impact the comparability of results, Apache’s second-quarter results were a loss of $79 million or $0.21 per share. Adjusted earnings include the effect of dry-hole costs of $0.08 per share, after tax.

Net cash provided by operating activities was $751 million, compared to $455 million in the first quarter of 2017, and adjusted earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (adjusted EBITDAX) was $850 million, compared to $999 million in the first quarter of 2017.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 2 of 9

John J. Christmann IV, Apache’s chief executive officer and president said, “Our second-quarter results and operational achievements continue to demonstrate the effectiveness of our underlying strategy. As anticipated, our total daily production bottomed out in the second quarter, and we have shifted to a growth trajectory. We expect continued production volume increases at Alpine High and in the Midland Basin, as well as from our international regions during the second half of 2017. We are successfully managing service cost pressure, LOE and general and administrative (G&A) costs across the company.

“Today, through the combination of expected cash flow from operations and proceeds from recent asset sales, we have the ability to fund our 2017 capital expenditures and dividend program without utilizing our balance sheet. Our $3.1 billion capital program remains unchanged, and relative to year-end 2016, we expect to end 2017 with more cash, less debt and significantly higher production levels in the Permian Basin,” said Christmann.

Portfolio update

Apache expects to complete its previously announced exit from Canada in August. In addition to the total $713 million sales price, the Canadian exit will result in several important financial benefits including a reduction of approximately $800 million in asset retirement obligations from the balance sheet and positive implications for G&A, average cash margins per Boe, earnings per share, free cash flow and corporate-level returns on capital employed.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 3 of 9

Financial position and liquidity

Oil and gas capital investment was $738 million during the quarter, with two-thirds focused on the Permian Basin. The company ended the quarter with $1.7 billion of cash, up from $1.5 billion at the end of the first quarter of 2017. Apache’s net debt position was $6.8 billion, a decrease of $144 million from the previous quarter.

Second-quarter operational summary

During the second quarter, Apache operated an average of 35 rigs and drilled and completed 66 gross-operated wells worldwide. Highlights from Apache’s three principal areas include:

•	North America – During the quarter, North American production was 244,000 Boe per day, and Apache averaged 18 rigs and drilled and completed 36 gross-operated wells.

•	Permian Basin – Production averaged 146,000 Boe per day, and Apache operated an average of 17 rigs during the quarter.

•	Delaware Basin:

•	At Alpine High, the company averaged six rigs and announced two new parasequence well results in the oil window of the Wolfcamp, the first of which had a 4,500 foot lateral and recorded a 30-day average rate in excess of 1,000 Boe per day. Early results from mapping and testing these zones give the company confidence, at a minimum, in hundreds of additional drilling locations, with a considerable amount of acreage and numerous landing zones still to be tested.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 4 of 9

•	The company connected to market the first segment of its natural gas trunk line and achieved first production in early May, exceeding its June 30 target of 50 million cubic feet (MMcf) per day of processed gas. Currently, net sales gas exceeds 60 MMcf per day, which is expected to increase to more than 100 MMcf per day by the end of September.

•	Midland Basin:

•	Apache averaged six rigs and focused primarily on multi-well pad drilling in the Wolfcamp and Spraberry formations. During the quarter, the company brought online the nine-well Schrock 34 pad in Glasscock County with very strong results.

•	North Sea – Apache reported average production of 55,000 Boe per day and averaged four rigs during the quarter. At Callater, the company completed its facility tieback ahead of schedule and is currently flowing back the 18x discovery well and a subsequent well at a combined, facilities-constrained rate of 19,000 Boe per day, of which approximately 70 percent is oil and natural gas liquids.

•	Egypt – On a net basis, excluding minority interest and tax barrels, Egypt production was 89,000 Boe per day. Apache averaged 13 rigs and drilled and completed 25 gross-operated wells during the quarter including two high-rate exploration wells in the Matruh Basin, which de-risked additional exploration prospects in the area. Apache expects to sign agreements soon for two new concessions, which will increase the company’s footprint in the Western Desert by 40 percent.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 5 of 9

2017 outlook and plan update

To reflect the impact of the company’s exit from Canada, Apache has updated its 2017 production guidance to account for divested volumes. Guidance for certain expenses, including gathering and transportation costs and G&A expenses, has also been reduced. With regards to capital, Apache’s $3.1 billion 2017 budget is not impacted by the Canada exit since most of the capital allocated to Canada this year will have been spent by the time all transactions have closed. Further details on financial and operational guidance can be found in the Second-Quarter 2017 Financial and Operational Supplement.

“As we look to 2018, we are well prepared to manage a capital program commensurate with the prevailing price environment without stressing the balance sheet or diluting our shareholders. We are keenly focused on returns and have great confidence in the economics of our long-term investments and opportunity set. We have structured our business to adapt and thrive in a lower-for-longer price environment. Our focus on costs, maintaining a strong balance sheet and streamlining our business have positioned us to deliver returns-focused organic growth for many years to come,” said Christmann.

Conference call

Apache will host a conference call to discuss its second-quarter 2017 results at 1 p.m. Central time, Thursday, Aug. 3. The conference call will be webcast from Apache’s website at

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 6 of 9

www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. A replay of the conference call will be available for seven days following the call. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 48382280. Sign up for email alerts to be reminded of the webcast at investor.apachecorp.com/alerts.cfm.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google’s Play store.

NonGAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 7 of 9

information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance,” “outlook,” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2016 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 8 of 9

made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this earnings release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 9 of 9

Contacts

Investor:    (281) 302-2286 Gary Clark

Media:    (713) 296-7276 Castlen Kennedy

Website:    www.apachecorp.com

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
REVENUES AND OTHER:
Oil and gas production revenues
Oil revenues	$1,050	$1,118	$2,222	$1,940
Gas revenues	233	209	488	432
Natural gas liquids revenues	63	59	148	101

	1,346	1,386	2,858	2,473
Other	59	(21)	84	(24)
Gain (loss) on divestiture	(21)	17	320	16

	1,384	1,382	3,262	2,465

OPERATING EXPENSES:
Lease operating expenses	372	359	708	737
Gathering and transportation	48	52	105	104
Taxes other than income	29	65	71	76
Exploration	108	91	200	186
General and administrative	106	103	209	196
Transaction, reorganization and separation	4	9	(6)	24
Depreciation, depletion and amortization:
Oil and gas property and equipment	536	629	1,074	1,265
Other assets	36	40	74	82
Asset retirement obligation accretion	37	38	73	76
Impairments	—	173	8	173
Financing costs, net	99	104	199	209

	1,375	1,663	2,715	3,128

NET INCOME (LOSS) BEFORE INCOME TAXES	9	(281)	547	(663)
Current income tax provision (benefit)	126	144	314	134
Deferred income tax provision (benefit)	(730)	(225)	(647)	(226)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	613	(200)	880	(571)
Net income attributable to noncontrolling interest	41	44	95	45

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$572	$(244)	$785	$(616)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$1.50	$(0.65)	$2.06	$(1.63)
Diluted	$1.50	$(0.65)	$2.05	$(1.63)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	381	379	380	379
Diluted	383	379	383	379

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.50	$0.50

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	2Q17 to 1Q17	2Q17 to 2Q16	June 30, 2017	June 30, 2016
OIL VOLUME - Barrels per day
Permian	71,891	75,210	86,430	-4%	-17%	73,541	89,854
MidContinent/Gulf Coast Region	10,197	11,142	15,959	-8%	-36%	10,667	17,187
Gulf of Mexico	3,983	4,376	4,352	-9%	-8%	4,178	4,259
Canada	11,638	11,655	12,917	0%	-10%	11,647	13,690

North America	97,709	102,383	119,658	-5%	-18%	100,033	124,990

Egypt (1, 2)	96,961	101,718	106,223	-5%	-9%	99,327	102,241
North Sea	48,091	49,784	59,124	-3%	-19%	48,933	58,043

International (1)	145,052	151,502	165,347	-4%	-12%	148,260	160,284

Total (1)	242,761	253,885	285,005	-4%	-15%	248,293	285,274

NATURAL GAS VOLUME - Mcf per day
Permian	237,455	227,654	242,019	4%	-2%	232,582	241,740
MidContinent/Gulf Coast Region	114,534	123,501	148,841	-7%	-23%	118,993	151,906
Gulf of Mexico	12,063	15,769	17,266	-24%	-30%	13,906	15,297
Canada	205,408	215,617	246,830	-5%	-17%	210,484	256,635

North America	569,460	582,541	654,956	-2%	-13%	575,965	665,578

Egypt (1, 2)	383,296	407,194	408,013	-6%	-6%	395,179	402,806
North Sea	34,348	43,928	60,318	-22%	-43%	39,111	65,556

International (1)	417,644	451,122	468,331	-7%	-11%	434,290	468,362

Total (1)	987,104	1,033,663	1,123,287	-5%	-12%	1,010,255	1,133,940

NGL VOLUME - Barrels per day
Permian	34,067	34,382	38,688	-1%	-12%	34,223	38,104
MidContinent/Gulf Coast Region	12,636	13,185	16,619	-4%	-24%	12,909	17,214
Gulf of Mexico	326	432	325	-25%	0%	379	348
Canada	4,365	4,821	5,092	-9%	-14%	4,592	5,797

North America	51,394	52,820	60,724	-3%	-15%	52,103	61,463

Egypt (1, 2)	880	955	950	-8%	-7%	917	1,119
North Sea	741	1,172	1,563	-37%	-53%	955	1,486

International (1)	1,621	2,127	2,513	-24%	-35%	1,872	2,605

Total	53,015	54,947	63,237	-4%	-16%	53,975	64,068

BOE per day
Permian	145,533	147,534	165,455	-1%	-12%	146,528	168,248
MidContinent/Gulf Coast Region	41,923	44,910	57,384	-7%	-27%	43,408	59,719
Gulf of Mexico	6,319	7,437	7,554	-15%	-16%	6,875	7,156
Canada	50,238	52,412	59,148	-4%	-15%	51,319	62,260

North America	244,013	252,293	289,541	-3%	-16%	248,130	297,383

Egypt (1, 2)	161,724	170,539	175,175	-5%	-8%	166,107	170,494
North Sea	54,556	58,278	70,740	-6%	-23%	56,407	70,455

International (1)	216,280	228,817	245,915	-5%	-12%	222,514	240,949

Total (1)	460,293	481,110	535,456	-4%	-14%	470,644	538,332

Total excluding noncontrolling interests	405,989	424,259	477,110	-4%	-15%	415,073	481,564

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:

Oil (b/d)	32,562	33,910	35,357			33,232	34,017
Gas (Mcf/d)	128,696	135,736	136,029			132,197	134,266
NGL (b/d)	293	318	317			306	373

(2) Egypt Gross Production - BOE per day	334,496	328,141	349,689	2%	-4%	331,336	351,344

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) divested assets, 2) noncontrolling interest in Egypt, and 3) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	2Q17 to 1Q17	2Q17 to 2Q16	June 30, 2017	June 30, 2016
OIL VOLUME - Barrels per day
Permian	71,891	74,766	85,989	-4%	-16%	73,320	89,215
MidContinent/Gulf Coast Region	10,197	11,142	15,959	-8%	-36%	10,667	17,187
Gulf of Mexico	3,983	4,376	4,352	-9%	-8%	4,178	4,259
Canada	11,638	11,637	12,864	0%	-10%	11,638	13,581

North America	97,709	101,921	119,164	-4%	-18%	99,803	124,242

Egypt	51,776	51,651	57,955	0%	-11%	51,714	58,925
North Sea	48,091	49,784	59,124	-3%	-19%	48,933	58,043

International	99,867	101,435	117,079	-2%	-15%	100,647	116,968

Total	197,576	203,356	236,243	-3%	-16%	200,450	241,210

NATURAL GAS VOLUME - Mcf per day
Permian	237,455	225,663	240,000	5%	-1%	231,592	238,971
MidContinent/Gulf Coast Region	114,534	123,501	148,841	-7%	-23%	118,993	151,906
Gulf of Mexico	12,063	15,769	17,266	-24%	-30%	13,906	15,297
Canada	205,408	215,553	242,666	-5%	-15%	210,452	252,991

North America	569,460	580,486	648,773	-2%	-12%	574,943	659,165

Egypt	220,061	217,133	251,983	1%	-13%	218,605	253,834
North Sea	34,348	43,928	60,318	-22%	-43%	39,111	65,556

International	254,409	261,061	312,301	-3%	-19%	257,716	319,390

Total	823,869	841,547	961,074	-2%	-14%	832,659	978,555

NGL VOLUME - Barrels per day
Permian	34,067	34,073	38,265	0%	-11%	34,069	37,518
MidContinent/Gulf Coast Region	12,636	13,185	16,619	-4%	-24%	12,909	17,214
Gulf of Mexico	326	432	325	-25%	0%	379	348
Canada	4,365	4,805	4,980	-9%	-12%	4,584	5,650

North America	51,394	52,495	60,189	-2%	-15%	51,941	60,730

Egypt	540	511	610	6%	-11%	526	734
North Sea	741	1,172	1,563	-37%	-53%	955	1,486

International	1,281	1,683	2,173	-24%	-41%	1,481	2,220

Total	52,675	54,178	62,362	-3%	-16%	53,422	62,950

BOE per day
Permian	145,533	146,448	164,254	-1%	-11%	145,988	166,561
MidContinent/Gulf Coast Region	41,923	44,910	57,384	-7%	-27%	43,408	59,719
Gulf of Mexico	6,319	7,437	7,554	-15%	-16%	6,875	7,156
Canada	50,238	52,368	58,288	-4%	-14%	51,297	61,396

North America	244,013	251,163	287,480	-3%	-15%	247,568	294,832

Egypt	88,993	88,351	100,562	1%	-12%	88,674	101,965
North Sea	54,556	58,278	70,740	-6%	-23%	56,407	70,455

International	143,549	146,629	171,302	-2%	-16%	145,081	172,420

Total	387,562	397,792	458,782	-3%	-16%	392,649	467,252

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
AVERAGE OIL PRICE PER BARREL
Permian	$45.09	$49.16	$41.82	$47.16	$35.74
MidContinent/Gulf Coast Region	46.19	49.25	42.17	47.78	34.93
Gulf of Mexico	45.85	49.14	41.14	47.56	35.54
Canada	44.52	46.89	39.39	45.70	34.11
North America	45.10	48.51	41.45	46.84	35.34
Egypt	47.98	53.06	45.42	50.57	34.97
North Sea	48.21	52.89	45.56	50.51	39.64
International	48.06	53.00	45.47	50.55	39.53
Total	46.89	51.20	43.14	49.06	37.37

AVERAGE NATURAL GAS PRICE PER MCF
Permian	$2.50	$2.56	$1.72	$2.53	$1.74
MidContinent/Gulf Coast Region	2.88	3.13	1.71	3.01	1.70
Gulf of Mexico	3.03	3.11	2.04	3.07	2.06
Canada	2.14	2.33	1.01	2.24	1.36
North America	2.39	2.48	1.44	2.44	1.55
Egypt	2.73	2.78	2.72	2.75	2.65
North Sea	4.54	5.85	3.95	5.27	4.11
International	2.88	3.07	2.88	2.98	2.86
Total	2.60	2.74	2.04	2.67	2.09

AVERAGE NGL PRICE PER BARREL
Permian	$13.08	$16.53	$10.00	$14.81	$8.37
MidContinent/Gulf Coast Region	10.03	14.94	9.32	12.52	7.80
Gulf of Mexico	13.10	21.78	NM	18.02	4.69
Canada	15.99	17.03	8.54	16.53	6.88
North America	12.58	16.22	9.64	14.42	8.05
Egypt	31.11	40.05	27.68	35.74	27.24
North Sea	22.92	39.19	22.25	32.85	20.29
International	27.37	39.58	24.30	34.26	23.28
Total	13.03	17.13	10.22	15.10	8.67

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

SUMMARY EXPLORATION EXPENSE INFORMATION

(Unaudited)

(In millions)

	For the Quarter Ended June 30,		For the Six Months Ended Ended June 30,
	2017	2016	2017	2016
Unproved leasehold impairments	$39	$66	$54	$108
Dry hole expense	46	2	98	31
Geological and geophysical expense	6	4	12	9
Exploration overhead and other	17	19	36	38

	$108	$91	$200	$186

SUMMARY CASH FLOW INFORMATION

(Unaudited)

(In millions)

	For the Quarter Ended June 30,		For the Six Months Ended Ended June 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$751	$744	$1,206	$983
Net cash used in investing activities	(436)	(411)	(529)	(966)
Net cash used in financing activities	(169)	(136)	(387)	(283)

SUMMARY BALANCE SHEET INFORMATION

(Unaudited)

(In millions)

	June 30,	December 31,
	2017	2016
Cash and cash equivalents	$1,667	$1,377
Assets held for sale	1,231	—
Other current assets	1,749	1,864
Property and equipment, net	17,551	18,867
Other assets	404	411

Total assets	$22,602	$22,519

Current liabilities	$1,934	$1,843
Liabilities held for sale	939	—
Long-term debt	8,329	8,544
Deferred credits and other noncurrent liabilities	3,135	4,453
Apache shareholders’ equity	6,899	6,238
Noncontrolling interest	1,366	1,441

Total Liabilities and shareholders’ equity	$22,602	$22,519

Common shares outstanding at end of period	381	379

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of net cash provided by operating activities to adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30,
				2017	2016
Net cash provided by operating activities	$751	$455	$744	$1,206	$983

Adjustments:

Exploration expense other than dry hole expense and unproved leasehold impairments	23	25	23	48	47
Current income tax provision (benefit)	126	188	144	314	134
Other adjustments to reconcile net loss to net cash provided by operating activities	(5)	(34)	(36)	(39)	(91)
Changes in operating assets and liabilities	(148)	275	(202)	127	30
Financing costs, net	99	100	104	199	209
Transaction, reorganization & separation costs	4	(10)	9	(6)	24
Contract termination charges	—	—	1	—	3

Adjusted EBITDAX (Non-GAAP)	$850	$999	$787	$1,849	$1,339

Reconciliation of income (loss) attributable to common stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended June 30, 2017				For the Quarter Ended June 30, 2016
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Income (loss) attributable to common stock (GAAP)	$(32)	$604	$572	1.50	$(325)	$81	$(244)	(0.65)

Adjustments: *
Valuation allowance and other tax adjustments	—	(670)	(670)	(1.77)	—	13	13	0.04
(Gain) / loss on divestitures	21	(3)	18	0.05	(17)	4	(13)	(0.03)
Commodity derivative mark-to-market	(41)	15	(26)	(0.07)	—	—	—	—
Transaction, reorganization & separation costs	4	(2)	2	0.01	9	(4)	5	0.01
Asset impairments	39	(14)	25	0.07	239	(100)	139	0.37
Contract termination charges	—	—	—	—	1	—	1	—

Adjusted earnings (Non-GAAP)	$(9)	$(70)	$(79)	(0.21)	$(93)	$(6)	$(99)	(0.26)

	For the Six Monhts Ended				For the Six Monhts Ended
	June 30, 2017				June 30, 2016
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Income (Loss) Attributable to Common Stock (GAAP)	$452	$333	$785	2.05	$(708)	$92	$(616)	(1.63)

Adjustments: *
Valuation allowance and other tax adjustments	—	(639)	(639)	(1.68)	—	30	30	0.08
(Gain) / loss on divestitures	(320)	116	(204)	(0.53)	(16)	4	(12)	(0.03)
Commodity derivative mark-to-market	(41)	15	(26)	(0.07)	—	—	—	—
Transaction, reorganization & separation costs	(6)	1	(5)	(0.01)	24	(9)	15	0.04
Asset impairments	62	(22)	40	0.11	281	(113)	168	0.44
Contract termination charges	—	—	—	—	3	(1)	2	0.01
Loss on extinguishment of debt	1	—	1	—	—	—	—	—

Adjusted Earnings (Non-GAAP)	$148	$(196)	$(48)	(0.13)	$(416)	$3	$(413)	(1.09)

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Debt to Net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	June 30,	March 31,	December 31,	September 30,
	2017	2017	2016	2016
Current debt	$150	$150	$—	$1
Long-term debt	8,329	8,327	8,544	8,721

Total debt	8,479	8,477	8,544	8,722

Cash and cash equivalents	1,667	1,521	1,377	1,230

Net debt	$6,812	$6,956	$7,167	$7,492

Reconciliation of Costs incurred and GTP capital investments to Oil and gas capital investment

Management believes the presentation of oil and gas capital investments is useful for investors to assess Apache’s expenditures related to our oil and gas capital activity. We define oil and gas capital investments as costs incurred for oil and gas activities and GTP activities, adjusted to exclude asset retirement obligations revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures. Capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache’s cash expenditures related to oil and gas capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended June 30,		For the Six Months Ended Ended June 30,

	2017	2016	2017	2016
Costs incurred in oil and gas property:
Acquisitions
Proved	$3	$41	$3	$41
Unproved	15	90	64	108
Exploration and development	733	423	1,246	900

	751	554	1,313	1,049
GTP capital investments:
GTP facilities	146	—	288	—

Total Costs incurred and GTP capital investments	$897	$554	$1,601	$1,049

Reconciliation of Costs incurred and GTP to Oil and gas capital investment
Asset retirement obligations incurred and revisions	$(104)	$(98)	$(119)	(99)
Asset retirement obligations settled	9	16	22	31
Exploration expense other than dry hole expense and unproved leasehold impairments	(23)	(24)	(48)	(51)
Less noncontrolling interest	(41)	(48)	(72)	(104)

Total Oil and gas capital investment	$738	$400	$1,384	$826